UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – May 14, 2007

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State or other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 7.01   Regulation FD

        On May 14, 2007, Questar Corporation’s board of directors declared a two-for-one stock split. The split will be distributed June 18, 2007, to shareholders of record on June 4, 2007.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

    99.1

Release issued May 14, 2007, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

May 15, 2007

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Release issued May 14, 2007, by Questar Corporation.

QUESTAR BOARD DECLARES 2-FOR-1 STOCK SPLIT

AND INCREASES QUARTERLY DIVIDEND

SALT LAKE CITY — Questar Corp.’s (NYSE:STR) board of directors today declared a two-for-one stock split. The stock split will be distributed June 18, 2007, to shareholders of record on June 4, 2007.

Questar directors also increased the company’s common stock dividend from $0.235 (23.5 cents) per share to $0.245 (24.5 cents) per share on a pre-split basis. The dividend is payable June 11, 2007, to shareholders of record on May 25, 2007. The dividend is one cent per share higher than a year earlier and the company’s 250th consecutive dividend without a reduction. Questar has increased its dividend 34 times in the last 35 years.

Questar Corp. is a natural gas-focused energy company with an enterprise value of about $9.6 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

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For more information, visit Questar’s internet site at: http://www.questar.com.

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